Exhibit 24




CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
Owens & Minor, Inc.:


We consent to incorporation by reference in the Registration Statements (Nos. 33-65606, 33-63248, 33-4536, 33-32497, 33-41402 and 33-41403) on Form S-8 of
Owens & Minor, Inc. of our report dated February 4, 1994, relating to the consolidated balance sheets of Owens & Minor, Inc. and subsidiaries as of











December 31, 1993 and 1992, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1993, which report is incorporated by reference in the December 31, 1993 annual report on Form 10-K of Owens & Minor, Inc. We also consent to the incorporation by reference in the aforementioned Registration Statements of our report dated February 4, 1994, relating to the financial statement schedules of the Company, which report appears on page 16 of this Form 10-K.

Our reports refer to a change in accounting for income taxes.

KPMG Peat Marwick

Richmond, Virginia
March 7, 1994